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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Amendment No. 1 to Form F-10 of Banro Corporation of our reports dated April 18, 2008 (except for Note 16 which is as at August 28, 2008) relating to the restated and amended consolidated financial statements for the years December 31, 2007 and 2006 and 2005 and relating to the effectiveness of Banro Corporation's internal control over financial reporting as at December 31, 2007 (which reports (1) express an unqualified opinion on the consolidated financial statements and includes a separate report titled Comments by Auditors for U.S. Readers on Canada — U.S. Reporting Conflict referring to changes in accounting principles that have a material effect on the comparability of the financial statements and (2) express an adverse opinion on the Company's internal control over financial reporting because of the existence of material weaknesses) which appear on Form 40-F/A. We also consent to the reference to us under the heading "Interests of Experts" in this Registration Statement.

/s/ BDO Dunwoody LLP

Independent Registered Chartered Accountants
Toronto, Ontario, Canada
September 11, 2008

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM